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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley Group Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements of Dean Witter, Discover & Co. for the year ended December 31, 1996, appearing in the Current Report on Form 8-K of Dean Witter, Discover & Co. filed on February 27, 1997:

     Filed on Form S-3
       Registration Statement No. 333-18005
       Registration Statement No. 333-01655
       Registration Statement No.  33-58611
       Registration Statement No.  33-51413

     Filed on Form S-8
       Registration Statement No. 333-08571
       Registration Statement No.  33-13177
       Registration Statement No.  33-37652
       Registration Statement No.  33-18184
       Registration Statement No.  33-42464


DELOITTE & TOUCHE LLP

New York, New York
February 28, 1997